EXHIBIT S
POWER OF ATTORNEY

We, the undersigned officers and Trustees of Eaton Vance Floating-Rate Income Plus Fund, a Massachusetts business trust, do hereby severally constitute and appoint Thomas E. Faust Jr., Maureen A. Gemma, James F. Kirchner and Deidre E. Walsh, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements and any and all amendments (including post-effective amendments) to such Registration Statements on Form N-2 filed by Eaton Vance Floating-Rate Income Plus Fund with the Securities and Exchange Commission in respect of any class of shares of beneficial interest and other documents and papers relating thereto.

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date
/s/ Scott H. Page Scott H. Page	President and Principal Executive Officer	April 22, 2013
/s/ James F. Kirchner James F. Kirchner	Treasurer and Principal Financial and Accounting Officer	April 22, 2013
/s/ Scott E. Eston Scott E. Eston	Trustee	April 22, 2013
/s/ Benjamin C. Esty Benjamin C. Esty	Trustee	April 22, 2013
/s/ Thomas E. Faust Thomas E. Faust Jr.	Trustee	April 22, 2013
/s/ Allen R. Freedman Allen R. Freedman	Trustee	April 22, 2013
/s/ William H. Park William H. Park	Trustee	April 22, 2013
/s/ Ronald A. Pearlman Ronald A. Pearlman	Trustee	April 22, 2013
/s/ Helen Frame Peters Helen Frame Peters	Trustee	April 22, 2013
/s/ Lynn A. Stout Lynn A. Stout	Trustee	April 22, 2013
/s/ Harriett Tee Taggart Harriett Tee Taggart	Trustee	April 22, 2013
/s/ Ralph S. Verni Ralph F. Verni	Trustee	April 22, 2013